UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 7, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma	74114
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement

As previously reported in a Form 8-K filed on January 22, 2018, on January 16, 2018, Empire Petroleum Corporation (the "Corporation") entered into a purchase and sale agreement (the "Purchase Agreement"), with Wagon Wheel ArklaTex, LLC and Green Wheel, LLC (collectively, "Seller"), pursuant to which, among other things, the Corporation agreed to acquire certain oil and gas properties from Seller in North Louisiana.  Pursuant to the Purchase Agreement, the closing date was to occur on February 5, 2018.

The Corporation requested an extension of the time within which to conduct title due diligence and close the transaction, but such request was not agreed to by Seller.  On February 7, 2018, a termination of purchase and sale agreement (the "Termaintion Agreement") was executed by Empire and Seller, pursuant to which, among other things, the Purchase Agreement was terminated effectives as of February 5, 2018.  The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Termination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Corporation intends to continue to cooperate with Seller with respect to the potential purchase the oil and gas properties described in the terminated Purchase Agreement as well as evaluate other acquisition opportunities.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

2.1
Termination Agreement dated as of February 6, 2018 (executed as of February 7, 2018 and effective as of February 5, 2018), by and among Wagon Wheel ArklaTex, LLC, Green Wheel, LLC and Empire Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: February 13, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President